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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  May 19, 2003


                                   BIW LIMITED
             (Exact name of Registrant as specified in its charter)


        Connecticut                        1-31374               04-3617838
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  230 Beaver Street, Ansonia, Connecticut 06401
          (Address of principal executive offices, including zip code)


                                 (203) 735-1888

              (Registrant's telephone number, including area code)

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Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     As of May 19, 2003 BIW Limited's wholly-owned subsidiaries Birmingham Utilities, Inc. ("Birmingham") and Birmingham H2O Services, Inc. ("H2O") entered into a Purchase Agreement dated as of May 19, 2003 (the "Purchase Agreement") with Philadelphia Suburban Corporation ("PSC"). The Purchase Agreement provides for the acquisition by Birmingham of all of the issued and outstanding shares of common stock of Eastern Connecticut Regional Water Company, Inc., as well as certain assets used in regulated water utility operations in Connecticut. Birmingham will also acquire all of the issued and outstanding stock of five regulated water companies located in and operating in the State of New York. Pursuant to the Purchase Agreement, H2O will purchase certain non-regulated assets that consist largely of operating and maintenance agreements with respect to various unregulated water supply systems located in eastern and central Connecticut.

     The aggregate purchase price for the regulated and unregulated Connecticut operations and the New York operations to be purchased by Birmingham and H2O pursuant to the Purchase Agreement is $5,000,000. The purchase price is subject to certain adjustments based on changes in the rate base and working capital of the Connecticut and New York regulated companies. These adjustments may not increase the purchase price by more than $1,200,000 in the aggregate.

     The closing of the transactions contemplated by the Purchase Agreement is contingent on the closing contemplated by a purchase agreement entered into in July 2002 by and among PSC, Aqua Acquisition Corporation, DQE, Inc., and AquaSource, Inc. (the "AquaSource Purchase Agreement"), pursuant to which, among other things, PSC will purchase the regulated and unregulated Connecticut operations and the New York operations that are the subject of the Purchase Agreement. The closing of the transactions contemplated by the AquaSource Purchase Agreement is expected to occur mid-year 2003 and regulatory approval has already been received in Connecticut and New York with respect to the transfer of the regulated Connecticut and New York operations to PSC pursuant to the AquaSource Purchase Agreement. The closing contemplated by the Purchase Agreement is also contingent on receipt of regulatory approval in Connecticut and New York for the transfer of the Connecticut regulated operations and the New York regulated operations, respectively, from PSC to Birmingham. Due to the timing of receipt of regulatory approvals, the closing of the transaction may take place as one or more separate closings. BIW Limited currently anticipates that the transaction will be completed in its entirety during the second half of 2003.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits - The following exhibit is filed as part of this report:

99.1 Purchase Agreement dated as of May 19, 2003 by and among Birmingham Utilities, Inc., Birmingham H2O Services, Inc. and Philadelphia Suburban Corporation

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BIW LIMITED


Date: May 27, 2003                     By:  /s/ John S. Tomac
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                                           John S. Tomac
                                           President